EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of December 2, 2013 (the “Effective Date”) between Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), and Michael Staenberg, Trustee of the MHS Trust dated January 13, 1986 (together with its successors and assigns, the “Investor”).

WHEREAS, Investor desires to purchase and receive from the Company and the Company desires to issue and sell to Investor, Redeemable Preferred Stock and warrants to purchase the Company’s common stock (collectively, the “Securities”) in consideration of Investor’s payment of the Purchase Price to the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, based upon the foregoing and the mutual promises in this Agreement, the parties agree as follows:

1.                                      Investment.  In exchange for Investor’s cash payment in the amount of $2,000,000 (the “Purchase Price”), the Company will issue, sell, transfer and assign to Investor (i) 2,000 shares of Redeemable Preferred Stock, par value $0.01 per share (the “Redeemable Preferred”) having the rights, preferences and limitations as set forth in the Certificate of Designation in the form of Exhibit A hereto (“Certificate of Designation”) and (ii) a warrant to purchase up to 350,000 shares of the Company’s common stock in the form of Exhibit B hereto (the “Warrant”).

2.                                      Closing; Payment.  The closing of the sale to, and purchase by, the Investor of the Shares (the “Closing”) shall occur on a date mutually acceptable to the parties, but in no event later than December 4, 2013 (the “Closing Date”). On the Closing Date:

(a)                                 The Company shall deliver to the Investor by email a facsimile of (i) the certificate evidencing the Redeemable Preferred and (ii) the executed warrant agreement in the name of Investor or his or its designee(s), with such certificate and warrant agreement to be delivered by overnight courier on the business day following the Closing Date.

(b)                                 The Investor will deliver to the Company the Purchase Price by wire transfer in full payment for the Securities.

3.                                      Representations by Investor. In consideration of the Company’s issuance of the Securities, Investor makes the following representations and warranties to the Company, which warranties and representations shall survive the issuance of the Securities by the Company:

(a)                                 The Securities are being purchased for the Investor’s own account and not with a view to the distribution or sale thereof.

(b)                                 This Agreement has been duly executed and delivered by the Investor and is a valid and binding agreement on the Investor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

(c)                                  No person, firm or corporation has or will have, as a result of any act or omission by the Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  The Investor will indemnify and hold the Company harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Investor in connection with the transactions contemplated by this Agreement.

(d)                                 The Investor has been afforded access to and the opportunity to obtain all financial and other information about the Company that the Investor desires (including the opportunity to meet with Company officers), and the Investor has either been supplied with such information or has determined that such information was not required.  The Investor acknowledges that he or it has been provided with an opportunity to review a copy of the reports filed by the Company with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Investor further acknowledges that he or it has carefully read and reviewed, and is familiar with and understands the contents thereof, including, without limitation, the Cautionary Statement set forth in the Company’s Quarterly Report on Form 10-Q for the period ended April 2, 2013.  There is no further information about the Company that the Investor desires or requires to make his or its decision to buy the Securities.

(e)                                  Investor hereby acknowledges that the issuance of the Securities has not been reviewed by the SEC nor any state regulatory authority since the issuance of the Securities is intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”).  Investor acknowledges that the Securities have not been registered under the Securities Act or qualified under the securities laws of any state or other jurisdiction or any other regulatory authority, or any other applicable blue sky laws, in reliance, in part, on Investor’s representations, warranties and agreements made herein.

(f)                                   Investor understands that the right to transfer the Securities will be restricted unless the transfer is not in violation of the Securities Act, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of any Securities unless the transferee is an “accredited investor,” and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer.

(g)                                  Investor represents that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the Investor is able to bear the economic risk of an investment in the Securities.

4.                                      Representations by the Company.  The Company hereby represents and warrants to the Investor as follows:

(a)                                 The Company has been duly incorporated and is validly existing in good standing under the laws of Minnesota.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c)                                  No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by the Company of this Agreement or the performance by the Company of any of its obligations hereunder.

(d)                                 Neither the execution and delivery by the Company of this Agreement nor the performance by the Company of any of its obligations hereunder (a) materially violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or gives to any person any rights of termination, amendment, acceleration or cancellation under (i) the articles of incorporation or by-laws of the Company, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject; or (b) results in the creation or imposition of any lien, charge or encumbrance upon any of the Securities or upon any of the properties or assets of the Company or any of its subsidiaries.

(e)                                  No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  The Company will indemnify and hold the Investor harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

(f)                                   The Company agrees to use the net proceeds from the sale of the Securities to fund construction of new restaurants; provided, however, that until the Company uses the net proceeds for the above-described purpose, the Company may invest such proceeds in short-term, investment-grade instruments, interest-bearing securities, or direct or guaranteed obligations of the United States.

5.                                      Debt Facilities.

(a)                                 Subordination.  Notwithstanding any provision contained in this Agreement or the Certificate of Designation to the contrary, neither the Company nor any of its direct or indirect subsidiaries shall be obligated to, and in no event shall any of them (nor shall any Persons require them to), make any dividend or distribution to the Investor for the purposes of redeeming or otherwise purchasing or acquiring, or making any dividend or other distribution in respect of, and shall not themselves, directly or indirectly, redeem, otherwise purchase or acquire or make any distribution in respect of, any Redeemable Preferred, the Warrant or any of the securities subject thereto (collectively, the “Subject Securities”) to the extent such distribution, redemption, purchase, acquisition, dividend, distribution or payment is prohibited or otherwise not permitted under the terms of the Senior Loan Documents (defined below).  In addition, notwithstanding any provision contained in this Agreement to the contrary, but expressly subject to Section 5(h) hereinafter, and in addition to any other limitations set forth herein and in the Certificate of Designation, until the date that is 91 days following the date that the Senior Loans have been paid in full in cash, the Investor shall not take or continue any action, or exercise any rights, remedies or powers or exercise or continue to exercise any other right or remedy at law or in equity that the Investor might otherwise possess, to collect any amount that is due and payable under this Agreement or the Certificate of Designation or otherwise with respect to the Subject Securities, including, without limitation, the commencement of any action to enforce payment.  All payments or distributions upon or with respect to the Subject Securities which are made by or on behalf of Company or received by or on behalf of the Investor in violation of or contrary to the provisions of this Section 5 or the terms of the Certificate of Designation shall be received in trust for the benefit of Administrative Agent and the Lenders and shall be paid over upon demand to the Administrative Agent until the date that is 91 days following the date in which the Senior Loans shall have been paid in full in cash.

(b)                                 Bankruptcy.  In the event of any insolvency, bankruptcy or similar proceeding relative to the Company, any of its subsidiaries, any of its properties or assets, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or any of its subsidiaries or any distribution or marshaling of its assets or any composition with creditors of one another or any other Person, whether or not involving insolvency or bankruptcy, or if the Company or any of its subsidiaries shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an “Event of Insolvency”), then, in any such case, all indebtedness, obligations and liabilities of the Company and each of its subsidiaries in respect of the Senior Loans shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated before any distribution (whether in cash, securities or other property) may or shall be made to the Investor for or in respect of any obligations hereunder by the Company or any of its subsidiaries.  Any such distribution which would, but for the provisions hereof, be payable or deliverable in respect of such obligations, shall be paid or delivered directly to the Administrative Agent for application to the Senior Loans (in accordance with their relative priorities) until the same is paid in full in cash.  The Investor shall agree to execute, verify, deliver and file any proofs of claim in respect of the Subject Securities requested by the Administrative Agent in connection with any relevant Event of Insolvency and shall irrevocably authorize, empower and appoint the Administrative Agent its agent and attorney-in-fact to do the same and to vote the claim of the Investor in any Event of Insolvency with respect to the Company and each of its subsidiaries.  The provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by the Administrative Agent or the Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of its subsidiaries) all as though such payment had not been made.

(c)                                  Reliance; Enforceability; Modification.  The Company and the Investor each hereby agrees and acknowledges: (i) the provisions hereof are, and are intended to be, an inducement to and are made in consideration of the Administrative Agent and the Lenders, to continue to hold, the Senior Loans, the Administrative Agent and the Lenders shall be deemed conclusively to have relied on the terms hereof in acquiring and holding, or in continuing to hold, the Senior Loans, (ii) the provisions hereof shall be enforceable against the Company and the Investor by the Administrative Agent and the Lenders, and (iii) none of the terms of this Section 5, the meaning of any defined terms used herein, or the Certificate of Designations shall be amended or otherwise modified without the prior written consent of the Administrative Agent and the Lenders.

(d)                                 No Contest.  The Investor hereby covenants and agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the provisions hereof, the Senior Loans, the Senior Loan Documents or the security interests or liens granted pursuant thereto.  The Investor agrees that all dividends or distributions owing from the Company or any other Person for the purposes of redeeming or otherwise purchasing or acquiring, or making any dividend or other distribution in respect of the Subject Securities are unsecured and that the Investor shall not take any liens or security interests in any assets or property of the Company or any of its subsidiaries.

(e)                                  No Conflicts.  In the event of any conflict or inconsistency between the provisions of this Section 5 and the other terms of this Agreement, the rights and obligations of the parties will be governed by the provisions of this Section 5.

(f)                                   Defined Terms.  As used herein, the term (i) “Senior Loan Documents” means that certain Amended and Restated Credit Agreement dated as of May 31, 2013 (the “Credit Agreement”), by and among the Company, Fifth Third Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and the financial institutions from time to time party thereto as lenders (the “Lenders”) and any agreements, documents or instruments executed in connection therewith (in each case, subject to Section 5(h), as amended, restated, supplemented, replaced, extended, refinanced in whole or in part or otherwise modified from time to time), and (ii) “Senior Loans” means all indebtedness, obligations and liabilities of the Company and each of its direct and indirect subsidiaries in respect of the Senior Loan Documents and related agreements, documents and instruments as from time to time in effect; provided, however, in the case of this clause (ii) the maximum principal amount of indebtedness, obligations and liabilities of the Company and each of its direct and indirect subsidiaries in respect of the Senior Loan Documents and related agreements, documents and instruments shall be $37,000,000 unless otherwise consented to in writing by the Investor (which such consent shall not be unreasonably withheld, conditioned or delayed) (the “Maximum Senior Loan Amount”).

(g)                                  Purchase Right.  While the Redeemable Preferred is outstanding, the Investor shall have the opportunity (but not the obligation) to purchase in full all (but not less than all) of the Senior Loans and related obligations due to the Administrative Agent and the Lenders at any time on or after May 31, 2018 (but, to the extent the maturity date of the Senior Loans is extended under the Credit Agreement, on or after such date) for cash equal to 100% of all outstanding amounts thereunder (including all unpaid principal and all accrued but unpaid interest, fees, and expenses).  If the Investor elects to purchase the Senior Loans pursuant to this Section 5(g), the Investor shall deliver an irrevocable written notice to the Administrative Agent no earlier than fifteen (15) business days and no later than ten (10) business days prior to the purchase date and such purchase will (A) include all principal of, and all accrued and unpaid interest, fees and expenses in respect of, all Senior Loans outstanding at the time of purchase (and shall be paid in the respective currencies in which such outstanding Senior Loans are denominated or owed), (B) include the deposit by Investor with the Administrative Agent or its designee by wire transfer of immediately available funds (in the respective currencies in which such Letters of Credit (as defined in the Credit Agreement) are denominated), 105% of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees that will accrue thereon through the stated maturity of the Letters of Credit (assuming no extensions thereof and drawings thereon before stated maturity), (C) be effectuated by wire transfer of immediately available funds from the Investor to the Administrative Agent, (D) be made pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to, and prepared by counsel for, the Administrative Agent, whereby the Investor shall, among other things, assume all funding commitments and obligations of the Administrative Agent and the Lenders under the Loan Documents, and (E) otherwise be subject to the terms and conditions of this Section 5(g).  For the avoidance of doubt, in no event shall this Section 5(g) limit the rights and remedies of the Administrative Agent and the Lenders at any time prior to the consummation of any such purchase and sale transaction pursuant to this Section 5(g).  The Administrative Agent and the Lenders will retain all rights to indemnification provided in the Loan Documents for all claims and other amounts relating to facts and circumstances relating to the Administrative Agent or such Lender’s holdings of Senior Loans, and such rights shall be secured by the liens securing the Senior Loans.  No amendment, modification or waiver following any purchase under this Section 5(g) of any indemnification provisions under the Loan Documents shall be effective as to the Administrative Agent or any Lender or any affiliate or officer, director, employee or other related indemnified person of the Administrative Agent or any Lender (each, an “Indemnified Person”) without the prior written consent of such Indemnified Person, and such indemnification provisions shall continue in full force and effect for the benefit of the Indemnified Persons whether or not any Loan Document otherwise remains in effect.  The Company and its subsidiaries irrevocably consent to any such sale/purchase transaction under this Section 5(g).

(h)                                 Mandatory Redemption.  The Company shall, at the request of the Investor, redeem the Redeemable Preferred if (i) the Maximum Senior Loan Amount is exceeded or (ii) the maturity date of the Senior Loans is extended beyond May 31, 2018, due to the Company’s entry into any amendment, restatement, supplement, replacement, extension, tolling, forbearance, refinancing in whole or in part, whether by the Administrative Agent or any other third party, or other modification in anticipation of the maturity or the earlier termination of the Senior Loans. If the Company fails to redeem the Redeemable Preferred at the times set in this Section 5(h), then the amount of dividends payable shall increase to eighteen percent (18%) per annum.

6.                                      Agreement to Indemnify.

(a)                                 Investor hereby agrees to indemnify and hold the Company, its principals, the Company’s officers, directors, attorneys, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns, harmless from any and all liabilities, damages, costs and expenses (including actual and reasonable attorneys’ fees) (collectively, “Losses”) which they may incur by reason of Investor’s breach of any of Investor’s representations, warranties or agreements contained in this Agreement.

(b)                                 The Company hereby agrees to indemnify and hold the Investor, its principals, the Investor’s officers, directors, attorneys, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns, harmless from any and all Losses which they may incur arising from the Company’s breach of any of the Company’s representations, warranties or agreements contained in this Agreement.

7.                                      Notices.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

(a)                                 if to the Company, to:

Granite City Food & Brewery Ltd.
701 Xenia Avenue South, Suite 120
Minneapolis, MN 55416
Attn: Jim Gilbertson, Chief Financial Officer

With a copy to (which shall not constitute notice):

Brett D. Anderson, Esq.
Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-2157

(b)                                 if to the Investor, to:

Michael H. Staenberg
2127 Innerbelt Business Center Drive, Suite 310
St. Louis, MO 63114

With a copy to (which shall not constitute notice):

Jeffrey A. Cohen, Esq.
Capes, Sokol, Goodman & Sarachan, P.C.
7701 Forsyth Boulevard, 12th Floor
St. Louis, MO 63105

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

8.                                      Investment Representation Binding on Heirs, etc.  This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Investor.  If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

9.                                      Execution Authorized.  If this Agreement is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Agreement and all other instruments in connection with the Securities and the signature of the person is binding upon such entity.

10.                               Adoption of Terms and Provisions.  The Investor hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

11.                               Amendments.  Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

12.                               Governing Law.  NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.  IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS LOCATED IN THE STATE OF MINNESOTA IN AND FOR THE COUNTY OF HENNEPIN OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

13.                               Legal Costs and Expenses.  In order to discourage frivolous claims, the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

14.                               Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

15.                               Waiver.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

16.                               Further Assurances.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

17.                               Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

18.                               Third Party Beneficiaries.  Except with respect to the Administrative Agent and the Lenders as set forth in Section 5 above, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:
MHS TRUST DATED JANUARY 13, 1986

/s/ Michael H. Staenberg
By: Michael H. Staenberg
Its: Trustee

Please indicate the name and form of ownership in which Investor will hold title to his or its interest in the Securities:

MHS Trust dated January 13, 1986.

GRANITE CITY FOOD & BREWERY LTD.

/s/ James G. Gilbertson
By: James G. Gilbertson
Its: Chief Financial Officer

[Signature Page to Securities Purchase Agreement dated December 2, 2013]

EXHIBIT A

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
OF
REDEEMABLE PREFERRED STOCK

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Corporation”), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Redeemable Preferred Stock:

RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.                                      Designation of Series of Preferred Stock.

Of the shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 2,000 of such shares are hereby designated Redeemable Preferred Stock of the Corporation, par value $0.01 per share (“Redeemable Preferred”).  Shares of Redeemable Preferred shall have a stated value of $1,000 per share (the “Stated Value”).  Such shares of Redeemable Preferred, together with the 3,000,000 shares of Series A Convertible Preferred Stock (the “Series A”), 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of 6,998,000 undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are hereinafter collectively referred to as the “capital stock.”

2.                                      Voting.

The holders of the Redeemable Preferred shall have no voting rights.

3.                                      Dividends.

(a)                                 The holders of shares of Redeemable Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of eleven percent (11%) per annum, before any dividend or distribution in cash or other property on common stock or any other class or series of stock of the Corporation shall be declared or paid or set apart for payment.

(b)                                 Dividends on the Redeemable Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year until the Redeemable Preferred is redeemed in full or is otherwise no longer outstanding (each such date being hereinafter individually a “Dividend Payment Date”), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend.  Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation.  Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding.  The amount of dividends payable per share of Redeemable Preferred for each dividend period shall be computed by dividing the annual rate of 11% by four.  Dividends payable on the Redeemable Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

(c)                                  If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors.  Accrued dividends shall bear interest at a rate of eleven percent (11%) per annum.

(d)                                 No cash dividend may be declared on any other class or series of stock ranking on junior to the Redeemable Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Redeemable Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

(e)                                  Dividends on the Redeemable Preferred shall be paid in cash.

(f)                                   Notwithstanding anything contained herein to the contrary, until the payment in full in cash of all of the Obligations (as defined in the Credit Agreement) owing under that certain Amended and Restated Credit Agreement dated as of May 31, 2013 (as amended, restated, supplemented, replaced, extended, refinanced in whole or in part or otherwise modified from time to time, the “Credit Agreement”), by and among the Corporation, Fifth Third Bank, as Administrative Agent and a Lender, and the other Lenders from time to time party thereto, the Corporation shall not pay any cash dividends unless the following conditions are satisfied, in each case, both before and after giving effect to the payment of such cash Dividend: (i) no Default or Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing, and (ii) the Corporation shall be in pro forma compliance with the covenants set forth in Section 6.20 of the Credit Agreement.

4.                                      Liquidation Preference.

In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Redeemable Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon.  In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Redeemable Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Series A, the common stock or any other class of shares of the Corporation with respect to payment upon dissolution or liquidation of the Corporation.

5.                                      Redemption.

(a)                                 Mandatory Redemption.  The Corporation shall redeem for cash, out of any source of funds legally available therefor, at a redemption price equal to 100% of the Stated Value per share being redeemed, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon (to the extent such dividends and interest have not previously been paid) (the “Redemption Price”), all outstanding shares of Redeemable Preferred on September 1, 2018 (the “Required Redemption Date”); provided, however, in no event shall any outstanding shares of Redeemable Preferred be redeemed on the Required Redemption Date if and to the extent a Default or Event of Default (each as defined in the Credit Agreement) under the Credit Agreement exists or would result therefrom.

(b)                                 Redemption at Option of the Corporation.  Subject to clause (a) above, at any time and from time to time, at the option of the Corporation and upon five calendar days’ prior written notice to the record holder(s) of the Redeemable Preferred, the Corporation may redeem for cash, out of any source of funds legally available therefor, all, but not less than all, of the outstanding shares of Redeemable Preferred, at the Redemption Price.

(c)                                  Redemption Upon Change in Control.  Upon the occurrence of a Change in Control, as defined below, the Corporation shall redeem for cash, out of any source of funds legally available therefor, all the outstanding shares of Redeemable Preferred, at the Redemption Price, unless such redemption is waived by the holder(s) of record of the Redeemable Preferred.  A “Change of Control” shall mean the occurrence of any one of the following events:

(i)                                     an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50% or more of either:

(1)                                 the Corporation’s then outstanding common stock; or

(2)                                 the combined voting power of the Corporation’s outstanding voting securities entitled to vote generally in the election of directors immediately after the merger or acquisition; provided, however, that the following acquisitions shall not constitute a Change of Control:

a.                                      any acquisition directly from the Corporation;

b.                                      any acquisition by the Corporation or a Subsidiary, as defined below;

c.                                       any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Corporation or a Subsidiary; or

d.                                      any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the common stock or combined voting power of common stock and other voting securities of the Corporation is beneficially owned by substantially all of the individuals and entities who were beneficial owners of the common stock and other voting securities of the Corporation immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

(ii)                                  individuals who, as of October 31, 2013, constituted the Corporation’s Board of Directors (the “Incumbent Board”), cease to constitute at least a majority of the Board.  Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(iii)                               approval by the shareholders of the Corporation of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of the common stock which changes the beneficial ownership of the common stock and other voting securities so that after the corporate change the immediately previous owners of 50% of the common stock and other voting securities do not own 50% of the Corporation’s common stock and other voting securities either legally or beneficially; or

(iv)                              the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(v)                                 a merger of the Corporation with another entity after which the pre-merger shareholders of the Corporation own less than 50% of the stock of the surviving corporation.

For purposes of this section, “Subsidiary” shall mean a company (whether a company, partnership, joint venture or other form of entity) in which the Corporation, or a company in which the Corporation owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term “Subsidiary Company” as defined in Section 424(f) of the Internal Revenue Code.

(d)                                 Procedure for Mandatory or Optional Redemption; Notices.

(i)                                     In the event that the Corporation shall redeem shares of Redeemable Preferred pursuant to Section 5(a) or 5(b) hereof, notice of such redemption shall be mailed by first-class mail, postage prepaid, and mailed (1) in the case of a mandatory redemption under Section 5(a), not less than 30 days nor more than 90 days prior to the Required Redemption Date, and (2) in the case of an optional redemption under Section 5(b), not less than 5 days nor more than 90 days prior to the redemption date, in any case to the holder(s) of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation; provided, however, that failure of the Corporation to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective.  Each such notice shall state:  (A) the redemption date; (B) the amount of dividends unpaid and accumulated or accrued thereon, and any interest due thereon, to be paid; (C) the number of shares of Redeemable Preferred to be redeemed; (D) the Redemption Price; and (E) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price (which place shall be the principal place of business of the Corporation).

(ii)                                  In the event the Corporation does not have sufficient funds legally available to redeem for cash at the Redemption Price on the Required Redemption Date all then- outstanding shares of Redeemable Preferred, the Corporation shall redeem for cash at the Redemption Price the maximum number of shares that can be redeemed by the Corporation out of any source of funds legally available therefor, and shall redeem for cash at the Redemption Price the remaining shares to have been redeemed as soon as the Corporation has sufficient funds legally available therefor.

(e)                                  Procedure for Change in Control Redemption.  If a Change in Control should occur, the Corporation shall give written notice by first-class mail, postage prepaid, within 10 business days following the occurrence of the Change in Control to each holder of record of Redeemable Preferred at its address as it appears in the records of the Corporation.  Such notice shall (A) describe such Change in Control, including a description of the person(s) now in control of the Corporation and, if applicable, the effect of the Change in Control on the common stock, and shall state the date on which the Change in Control took place or is expected to take place, (B) the amount of dividends unpaid and accumulated or accrued thereon, and any interest due thereon, to be paid; (C) the number of shares of Redeemable Preferred to be redeemed; (D) the Redemption Price; (E) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price (which place shall be the principal place of business of the Corporation); and (F) the procedures to be followed by a holder to waive redemption, if applicable.

(f)                                   Notice by the Corporation having been mailed as provided in Sections 5(d)  or 5(e) hereof, and provided that on or before the applicable redemption date funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or entitled to redemption, so as to be and to continue to be available therefor, then, from and after the redemption date (unless the Corporation defaults in the payment of the Redemption Price, in which case such rights shall continue until the Redemption Price is paid), such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Redeemable Preferred, and all rights of the holders thereof as shareholders of the Corporation shall cease.  Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and a notice by the Corporation shall so state), such shares shall be redeemed by the Corporation for cash at the Redemption Price as aforesaid.  In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(g)                                  Reclassification, Consolidation, Merger or Sale of Assets.  In the event that (1) the Corporation shall be a party to any transaction pursuant to which the Corporation’s common stock is converted into the right to receive other securities, cash or other property (including without limitation any capitalization or reclassification of the common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the common stock), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange), and (2) one or more holders of the Redeemable Preferred has waived redemption pursuant to Section 5(c), then effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the holders of Redeemable Preferred shall thereafter continue to be applicable, and any such resulting or surviving corporation shall expressly assume the obligation to pay dividends on and redeem the Redeemable Preferred as set forth herein.  The above provisions shall similarly apply to successive transactions of the foregoing type.

6.                                      No Conversion Rights.

The Redeemable Preferred is not convertible into shares of common stock or any other securities, and is entitled solely to the designations, relative rights and preferences set forth in this certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the 2nd day of December, 2013.

GRANITE CITY FOOD & BREWERY LTD.

By
Name:	James G. Gilbertson
Title:	Chief Financial Officer

EXHIBIT B

FORM OF

WARRANT TO PURCHASE 350,000 SHARES OF

COMMON STOCK OF

GRANITE CITY FOOD & BREWERY LTD.

This Warrant and the securities issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933 (the “Securities Act”) or under any state securities or “Blue Sky” laws (“Blue Sky Laws”).  No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the securities issuable upon exercise of this Warrant or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws.  This Warrant is subject to termination by the Company under certain conditions, as provided herein.

THIS CERTIFIES THAT, for good and valuable consideration, Michael H. Staenberg, Trustee of the MHS Trust dated January 13, 1986, or his registered assigns (“Holder”), is entitled to subscribe for and purchase from Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), at any time permitted pursuant to Section 1(a) of this Warrant, 350,000 (Three Hundred Fifty Thousand) fully paid and nonassessable shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) at the price of $1.50 per share (the “Warrant Exercise Price”), subject to the antidilution provisions of this Warrant.  The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.”

This Warrant is subject to the following provisions, terms and conditions:

1.                                      Exercise; Vesting; Termination; Transferability .

(a)                                 Subject to Sections 1(b) and 1(c) hereof, the rights represented by this Warrant may be exercised by the Holder hereof at any time through October 31, 2018, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

(b)                                 This Warrant becomes exercisable as follows:

•                  Upon issuance, it is exercisable as to 175,000 shares of Common Stock.

•                  Upon the first anniversary of issuance, if some or all of the Company’s Redeemable Preferred Stock, par value $0.01 per share (the “Redeemable Preferred Stock”) remains outstanding at that date, the Warrant will become exercisable as to an additional 58,333 shares of Common Stock.

•                  Upon the second anniversary of issuance, if some or all of the Redeemable Preferred Stock remains outstanding at that date, the Warrant will become exercisable as to an additional 58,333 shares of Common Stock.

•                  Upon the third anniversary of issuance, if some or all of the Redeemable Preferred Stock remains outstanding at that date, the Warrant will become exercisable as to the remaining 58,334 shares of Common Stock.

(c)                                  Any portion of this Warrant that has not become exercisable pursuant to Section 1(b) shall be terminated on the date that all shares of Redeemable Preferred Stock are redeemed or are otherwise no longer outstanding.

(d)                                 Subject to the provisions of Section 7 hereof, this Warrant shall be fully transferable to an “accredited investor” as that term is defined under Regulation D under the Securities Act, in whole or in part; provided that this Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

2.                                      Exchange and Replacement.  Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges incurred by it in connection with the preparation, execution, and delivery of warrants pursuant to this Section 2.

3.                                      Issuance of the Warrant Shares.

(a)                                 The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid.  Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised and which have not terminated pursuant to Section 1(c) shall also be delivered to the Holder within such time.

(b)                                 Notwithstanding the foregoing, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws.  Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws.  The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the issuance of the Warrant Shares.

4.                                      Covenants of the Company.  The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.                                      Antidilution Adjustments.  The provisions of this Warrant are subject to adjustment as provided in this Section 5; provided that no adjustment shall be made pursuant to this Section 5 which has the effect of duplicating any adjustment made pursuant to the Articles of Incorporation of the Company or any certificate of designation thereto, if any.

(a)                                 In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(b)                                 If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the

Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price and of the number of shares receivable upon the exercise hereof) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant, at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

(c)                                  Simultaneously with any adjustment to the Exercise Price pursuant to Sections 5(a) or 5(b) hereunder, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)                                 Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant, as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(e)                                  In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.  Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(f)                                   If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(g)                                  As used in this Section 5 the term “Common Stock” shall mean and include the Company’s presently authorized Common Stock and any additional common stock that may be authorized by due action of the Company’s Board of Directors and shareholders entitled to vote thereon.

6.                                      No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.                                      Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a)                                 The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer.  Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.  If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)                                 If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the

Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

8.                                      Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price, if paid by the Holder, represented by such fractional share.  For purposes of this section, the Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)                                 If the Company’s Common Stock is traded on an exchange or is listed on the Nasdaq Global Market or the Nasdaq Capital Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date; or

(b)                                 If the Company’s Common Stock is not traded on an exchange or listed on the Nasdaq Global Market or the Nasdaq Capital Market but is listed on the OTCQB, the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service, then the average of the closing bid and ask prices reported for the ten (10) business days immediately preceding the Determination Date; or

(c)                                  If the Company’s Common Stock is not listed on an exchange, on the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service, then the fair market value as determined in good faith by the Board of Directors of the Company.

[signature page follows]

IN WITNESS WHEREOF, Granite City Food & Brewery Ltd. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated December 4, 2013.

GRANITE CITY FOOD & BREWERY LTD.

By
James G. Gilbertson
Chief Financial Officer

NOTICE OF EXERCISE OF WARRANT

(To be signed upon the exercise of the Warrant)

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash,                                of the shares of Common Stock issuable upon the exercise of such Warrant, and requests that certificates for the shares of Common Stock (together with a new warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) be issued in the name and address set forth below.

Dated:

(Signature)

(Name)

(Address)

(Social Security or Tax Ident. No.)

*                                         The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                          the right to purchase                                shares of Common Stock of Granite City Food & Brewery Ltd., to which the within Warrant relates and appoints                                         , as attorney-in-fact, to transfer said right on the books of Granite City Food & Brewery Ltd. with full power of substitution in the premises.  By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:

(Signature)

(Name)

(Address)

(Social Security or Tax Ident. No.)

*                                         The signature on the Assignment of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.